Exhibit 99.1

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Investors: Damon Wright (714) 382-5013 damon.wright@ingrammicro.com	Media: Lisa Zwick (949) 230-8794 lisa.zwick@ingrammicro.com

INGRAM MICRO COMPLETES ACQUISITION OF BRIGHTPOINT

Positions Company as a Leading Global Provider of Mobile Solutions for High Growth Market

SANTA ANA, Calif. (Oct. 15, 2012) – Ingram Micro Inc. (NYSE: IM) announced today that it has completed its acquisition of Brightpoint, Inc. (Nasdaq: CELL) (BrightPoint) for $9.00 per share in cash. The addition complements Ingram Micro’s position as the world’s largest technology distributor by creating a leading global provider of device lifecycle services and solutions for the mobile industry. The acquisition, initially announced on July 2, 2012, gives Ingram Micro tremendous customer reach and deep relationships with key vendors, network operators and mobile virtual network operators in the rapidly growing and strategically important mobile market. Additionally, the combined company will now benefit from the industry’s broadest portfolio of products, services and solutions, as well as an expanded global geographic footprint and customer base.

The acquisition of BrightPoint supports Ingram Micro’s long-term growth strategy to expand the company’s business in high growth markets, while increasing its services and solutions capabilities. BrightPoint brings more than 25,000 B2B customers and over 100,000 points of sale across the globe, along with operations in 27 countries and sales in more than 75 countries around the world. The companies’ combined businesses, as of the end of each company’s 2011 fiscal year, had annual revenues of more than $41 billion, with operations in more than 30 countries. Ingram Micro expects to realize annual cost synergies and efficiencies in excess of $55 million by 2014, and the acquisition is expected to be accretive to earnings per share by 18 cents in 2013 and 35 cents in 2014, excluding one-time charges and integration costs.

“Today marks a significant milestone for Ingram Micro and BrightPoint, as well as for our collective associates, partners and customers,” said Alain Monié, president and CEO of Ingram Micro. “Independently, each company is a respected industry leader. Together, we are a stronger global leader, with the capability to serve our customers and vendor partners with the most comprehensive suite of mobile products, services and solutions in the industry. We believe this is an excellent time to significantly expand our mobile business and device lifecycle services, and together we will continue to meet the ever-growing technology and services requirements of our increasingly connected world. With a history of more than 20 years of innovation and leadership in the mobility industry, BrightPoint is a great technology company and an outstanding addition to Ingram Micro.”

According to Gartner analyst Tuong Huy Nguyen in a September 2012 report entitled Ingram Micro Strengthens Mobile Distribution Expertise: “The traditional IT market has evolved to incorporate the growing demand for mobility. These markets have converged to include devices such as smartphones, tablets, ultramobiles and hybrid devices that have detachable keyboards. …New-product categories present a number of challenges for devices and services solution providers. Traditional solution providers need to understand how to incorporate Wireless WAN solutions into their offerings. Wireless solution providers can benefit from lessons learned from supply chain and distribution models in the traditional IT market. Both segments can leverage these best practices to develop a strategy that effectively handles the evolving demands of consumers and enterprise users. One option is a partner with experience in both markets.”

BrightPoint, an Ingram Micro company, will initially be led by Shailendra Gupta, Ingram Micro senior executive vice president and president Asia-Pacific. Gupta, who successfully led the seven country integration of Ingram Micro’s acquisition of Tech Pacific in 2004, the company’s largest acquisition prior to BrightPoint, will also head the BrightPoint integration efforts. He will be assisted by a team consisting of individuals from each organization, including the following members of BrightPoint’s former senior management team who have taken similar senior leadership roles with Ingram Micro reporting to Gupta: Mark Howell, President, Americas Mobile; Bruce Thomlinson, President, Asia-Pacific Mobile; and Anurag Gupta, President, EMEA Mobile. Vincent Donargo, formerly BrightPoint chief financial officer, has assumed the role of executive vice president global integration and will also report to Gupta. Bob Laikin, former chairman and CEO of BrightPoint, will serve in a senior advisory role to Monié.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this press release that are forward-looking statements are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) we are dependent on a variety of information systems, which, if not properly functioning, or unavailable, could adversely disrupt our business and harm our reputation and earnings; (2) changes in macro-economic conditions may negatively impact a number of risk factors which, individually or in the aggregate, could adversely affect our results of operations, financial condition and cash flows; (3) we continually experience intense competition across all markets for our products and services; (4) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (5) our failure to adequately adapt to IT industry changes could negatively impact our future operating results; (6) terminations of a supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (7) we have made and expect to continue to make investments in new business strategies and initiatives, including acquisitions, which could disrupt our business and have an adverse effect on our operating results; (8) substantial defaults by our customers or the loss of significant customers could have a negative impact on our business, results of operations, financial condition or liquidity; (9) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (10) changes in our credit rating or other market factors such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (11) failure to retain and recruit key personnel would harm our ability to meet key objectives; (12) we cannot predict with certainty what loss we might incur as a result of litigation matters and contingencies that we may be involved with from time to time; (13) we may incur material litigation, regulatory or operational costs or expenses, and may be frustrated in our marketing efforts, as a result of new environmental regulations or private intellectual property enforcement disputes; (14) we face a variety of risks in our reliance on third-party service companies, including shipping companies for the delivery of our products and outsourcing arrangements; (15) changes in accounting rules could adversely affect our future operating results; and (16) our quarterly results have fluctuated significantly. We also face a variety of risks associated with our recently completed acquisition of Brightpoint, Inc., including: management’s ability to execute its plans, strategies and objectives for future operations, including the execution of integration plans; growth of the mobility industry; uncertainties relating to litigation, including BrightPoint shareholder lawsuits related to the completed transaction; and other unknown, underestimated and/or undisclosed commitments or liabilities; and our ability to achieve the expected benefits and manage the costs of the transaction.

Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro’s results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning

Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; other risks or uncertainties may be detailed from time to time in Ingram Micro’s future SEC filings.

About Ingram Micro Inc.

As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics, technical and financial support, managed and cloud-based services, and product aggregation and distribution. The company is the only global broad-based IT distributor, serving 145 countries on six continents with the world’s most comprehensive portfolio of IT products and services. Visit www.ingrammicro.com.

BrightPoint, an Ingram Micro company, is a leading provider of mobility lifecycle products and services—with the ability to provide complete lifecycle capabilities from basic warehousing to software loading, order and accounts receivable management, end-user fulfillment, and reverse logistics, which includes services from repair to refurbishment and recycling of wireless devices.